UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2017

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2017, our indirect wholly-owned subsidiary, HomeFed Village III, LLC (“Borrower”), entered into a loan agreement (“Loan Agreement”) with Otay Village III Lender, LLC (“Lender”), for a loan in an aggregate amount not to exceed $125,000,000 (the “Loan”) for use in the development and construction (including the repayment of bridge loans provided by us for such development and construction) of the project known as Village of Escaya (“Project”), a pedestrian-oriented mixed-use urban village planned for approximately 1,266 homes and apartments on approximately 450 acres (the “Real Property”). The Project is part of the larger master-planned community known as Otay Ranch located in Chula Vista, California (“Otay Ranch Project”).

Lender is managed by Otay Village III Manager, LLC, our wholly owned subsidiary.  The non-managing members of Lender are investors under the EB-5 Immigrant Investor Program (“EB-5 Program”).

Lender agreed to fund the Loan in either a single disbursement or through multiple disbursements.  The date of the disbursement of the initial Loan advance (“Initial Funding”) is referred to as the “Initial Funding Date”. The amount of Initial Funding will not be less than $10,000,000.  Prior to the Initial Funding, the Funding Approvals (as described in the Loan Agreement) sufficient to advance the Initial Funding must be obtained.

The outstanding principal balance of the Loan will initially bear interest at the rate of 5.0% per annum.  The Loan matures on the last day of the 60th calendar month after the Initial Funding Date (“Maturity Date”).  Borrower has two options to extend the Maturity Date for extensions of one year each.  During any extension, the outstanding principal balance of the Loan shall bear interest at the rate of 5.50% per annum.

The Loan is evidenced by a promissory note and secured by one or more deeds of trust in favor of Lender on other real property parcels we own apart from the Real Property (“Collateral”).  Lender’s obligation to make disbursements of the Loan is conditioned upon the recordation of deed(s) of trust covering Collateral such that the outstanding principal amount of the Loan following such disbursement does not exceed 100% of the appraised value of the Collateral (“Loan-to-Value Requirement”).  While the Notes (as defined below) are outstanding, the loan-to-value ratio immediately following funding of any disbursement may not be less than 80% based on the total principal outstanding under the Loan and the total appraised value of all Collateral.  In certain circumstances, we may provide a guaranty of a portion of the outstanding Loan amount in lieu of Collateral meeting the applicable appraisal requirement.

The outstanding principal balance of the Loan is due and payable on the Maturity Date.  Absent an event of default, no payments of principal are due hereunder until the Maturity Date.  Interest is payable on a quarterly basis, in arrears.  Except as provided in the Loan Agreement, Borrower will not prepay the Loan, without the written consent of Lender and, so long as the Notes remain outstanding, the holders of the Notes.  Borrower is required to prepay portions of the Loan in certain circumstances involving denials of immigration petitions of investors in Lender.

In connection with the Loan, we will provide to Lender a Provisional Refund Guaranty Agreement (“Guaranty Agreement”), dated as of the Initial Funding Date, whereby we will guarantee the repayment of all or some portion of the Loan upon the terms and subject to the conditions set forth in the Guaranty Agreement.

Borrower will use the proceeds of the Loan solely for the purpose of funding or reimbursing construction and development expenses payable or previously paid for the Project, including expenses paid or incurred prior to the Initial Funding Date (“Project Costs”).   The Loan proceeds may be used to (i) pay Project Costs directly or (ii) repay any bridge financing.

The Loan Agreement contains certain representations and warranties with respect to Lender and Borrower, which include organization; limited liability company powers; authority; no conflict; consents and authorizations; government regulations; no litigation; no material adverse effect; payment of taxes; and purpose of entity. The Loan Agreement also contains certain affirmative and negative financial and non-financial covenants with respect to Lender and Borrower, including certain covenants related to the EB-5 Program.

We are the issuer of certain 6.50% Senior Notes in the aggregate principal amount of $125,000,000, the proceeds of which were used to fund part of the purchase price of the Real Property and other property within the Otay Ranch Project (“Notes”).  The Loan Agreement contains an acknowledgment by Lender that the Loan is subordinate and subject to the Notes in all respects and that, pursuant to an indenture with respect to the Notes, Borrower may be subject to other restrictions.   In connection with the indenture and subordination of the Loan, Trustee, Lender, Borrower and us, have entered into a Subordination and Intercreditor Agreement dated as of August 7, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On August 4, 2017, the Board of Directors of HomeFed Corporation (the “Company”) granted options to purchase the Company’s Common Stock, par value $0.01 per share (“Common Stock”) to each of its named executive officers, pursuant to the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Option Plan”). The options have an exercise price of $44.00 and vest at a rate of 25% per year, beginning on the first anniversary of the date of grant.

Paul J. Borden received 15,000 options, and John K. Aden, Jr., Christian E. Foulger, and Erin N. Ruhe each received 12,500 options in connection with their service as executive officers of the Company.  Mr. Borden received a separate grant of 1,000 options for his service as a director, consistent with the Company’s annual director grants under the Option Plan.

Also on August 4, 2017, the Board of Directors authorized the establishment of an RSU Opportunity Plan (the “RSU Plan”) for the Company’s current named executive officers (the “Participants”). An aggregate of 66,000 shares of Common Stock will be available for issuance under the RSU Plan. Participants may be granted the opportunity to receive an award of restricted stock units (“RSUs”) for Common Stock based on satisfaction of pre-established performance criteria during the performance period specified in the Plan. Awards will be made after the end of the performance period in the sole discretion of the Board of Directors.

Subject to the satisfaction of the performance criteria to be specified in each Participant’s notice of award, the named executive officers will be eligible to receive the following range of RSUs: Mr. Borden, 9,000-12,000 RSUs; Mr. Foulger, 18,000-24,000 RSUs; Mr. Aden, 13,500-18,000 RSUs; and Ms. Ruhe, 9,000-12,000 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2017

HOMEFED CORPORATION

/s/ Erin N. Ruhe
	Name:	Erin N. Ruhe
	Title:	Vice President